Exhibit 99.1

January 25, 2017

Board of Directors

Life Clips, Inc.

233 S. Sharon Amity Road

Suite 201

Charlotte, NC 28211

RE: Resignation from Life Clips, Inc.

To Whom It May Concern:

Effective as of the date above, I hereby resign from my position as President of Life Clips, Inc., a Wyoming corporation.

My resignation is not a result of any disagreement with the Company or any of its subsidiaries on any matters related to their operation, policies or practices.

Sincerely,

/s/ Robert Finigan
Robert Finigan